Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B and Class C Shares Prospectuses of Pioneer Growth Leaders Fund, Pioneer Small and Mid Cap Growth Fund, Pioneer AmPac Growth Fund, Pioneer Growth Opportunities Fund, Pioneer AMT-Free Municipal Fund, Pioneer AMT-Free CA Municipal Fund, and Pioneer Tax Free Money Market; the Class Y Prospectuses of Pioneer Small and Mid Cap Growth Fund, Pioneer AmPac Growth Fund, Pioneer Growth Opportunities Fund, Pioneer AMT-Free Municipal Fund, and Pioneer Tax Free Money Market Fund; and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information of Pioneer Growth Leaders Fund, Pioneer Small and Mid Cap Growth Fund, Pioneer AmPac Growth Fund, Pioneer Growth Opportunities Fund, Pioneer AMT-Free Municipal Fund, Pioneer AMT-Free CA Municipal Fund, and Pioneer Tax Free Money Market Fund and to the incorporation by reference in Post-Effective Amendment No. 14 to the Registration Statement (Form N-1A 1933 Act File No. 333-110037 of our reports, dated February 21, 2007, with respect to the financial statements and financial highlights of the above mentioned Funds of Pioneer Series Trust II included in their December 31, 2006 Annual Reports to the Shareowners.


                                                          /s/ ERNST & YOUNG LLP



Boston, Massachusetts
April 24, 2007